UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2008

Pipex Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-12584 (Commission File Number)	13-3808303 (IRS Employer Identification Number)

3930 Varsity Drive

Ann Arbor, MI 48108

(Address of principal executive offices) (Zip Code)

(734) 332-7800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers

(b) On March 7, 2008, the Registrant terminated its Chief Scientific Officer, David A. Newsome, effective immediately.

(e) On March 5, 2008, the Registrant entered into an amendment to its employment agreement with its President, Charles L. Bisgaier, Ph.D. The amendment reduced the President’s salary effective immediately from $295,000 to $0 through at least May 17, 2008 at which time the President may be awarded a base salary, at the discretion of the Registrant’s compensation committee. The amendment also eliminated the President’s guaranteed bonus of approximately $98,000 and the provision for severance upon a termination without cause. Since mid-February, the President has not been receiving any cash compensation.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 Amendment to Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPEX PHARMACEUTICALS, INC.
Dated: March 10, 2008	By: /s/ Steve H. Kanzer
Steve H. Kanzer
Chairman and Chief Executive Officer